Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

BCB BANCORP, INC.

SECTION 1

LAW, CERTIFICATE, OF INCORPORATION AND BY-LAWS

1.1. These by-laws are subject to the Certificate of Incorporation of the corporation. In these By-laws, references to law, the Certificate of Incorporation, and By-laws mean the law, the provisions of the Certificate of Incorporation, and the By-laws as from time to time in effect. To the extent any provision set forth in these By-laws conflicts with the provisions set forth in the corporation’s Certificate of Incorporation, the provisions in the Certificate of Incorporation shall control.

SECTION 2

SHAREHOLDERS

2.1. Annual Meeting. The annual meeting of shareholders shall be called at such date and time as shall be designated from time to time by the Board of d=Directors and stated in the notice of the meeting, at which time the shareholders shall elect a Board of Directors and transact such other business as may be required by law or these By-laws or as may properly come before the meeting.

2.2. Special Meetings. A special meeting of the shareholders may be called at any time by the Chairperson of the Board, if any; the President; or the Board of Directors. A special meeting of the shareholders shall be called by the Secretary, or in the case of the death, absence, incapacity, or refusal of the Secretary, by an assistant secretary or some other officer upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

2.3. Place of Meeting. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such place within or without the State of New Jersey as may be determined from time to time by the Board of Directors. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which (i) the corporation can verify that each person participating remotely is a shareholder, and (ii) the shareholders participating remotely have a reasonable opportunity to participate in the meeting, including the opportunity to read or hear the proceedings substantially and concurrently with their occurrence, and to vote on matters submitted to the shareholders, then (A) the meeting need not be held at a particular geographic location and (B) shareholders participating by means of remote communication shall be deemed present and entitled to vote at the meeting. Any adjourned session of any meeting of the shareholders shall be held at the place designated in the vote of adjournment.

2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of shareholders stating the place, day, and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, to each shareholder entitled to vote thereat, and to each shareholder who, by law, by the Certificate of Incorporation, or by these By-laws, is entitled to notice, by leaving such notice with them or at their residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such shareholder at their address as it appears in the records of the corporation. If the Board has authorized participation by shareholders by means of remote communication, the notice to that class or series of shareholders shall describe the means of remote communication to be used. Such notice shall be given by the Secretary or by an officer or person designated by the Board of Directors, or in the case of a special meeting, by the officer calling the meeting. As to any adjourned session of any meeting of shareholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken; except that if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of shareholders or any adjourned session thereof need be given to a shareholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such shareholder, in person or by proxy, is filed with the records of the meeting, or if the shareholder attends such meeting, in person or by proxy, without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or any adjourned session thereof need be specified in any written waiver of notice.

2.5. Quorum of Shareholders. At any meeting of the shareholders a quorum shall consist of a majority of the votes entitled to be cast at the meeting, except where a larger quorum is required by law, by the Certificate of Incorporation, or by these By-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. if a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to rote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation, or by these By-laws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.7. Action without Meetings. Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action required or permitted to be taken by shareholders for or in connection with any corporate action may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken shall be signed by all of the holders of outstanding stock entitled to vote thereon. The writing or writings comprising such unanimous consent shall be filed with the records of the meetings of shareholders.

Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action required or permitted to be taken by shareholders for or in connection with any corporate action other than the annual election of directors may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of at least that number of shares of outstanding stock which would have been entitled to cast the minimum number of votes necessary to approve the action taken at a meeting of shareholders at which all of the shareholders entitled to vote on the action were present and voting, and with which the provisions of N.J.S.A. ss.14A:5-6(2) are complied.

2.8. Proxy Representation. Every shareholder may authorize another person or persons to act for them by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting; objecting to, voting, or participating at a meeting; or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by their attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable, and, if and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of shareholders, unless otherwise specifically provided, such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. Inspectors. In advance of any meeting of shareholders of the corporation, the Board of Directors or the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The inspector(s) shall determine the number of shares of stock outstanding and the voting power of each; the shares of stock represented at the meeting; the existence of a quorum; and the validity and effect of proxies; and shall receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.

2.10. List of Shareholders. The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in their name. The stock ledger shall be the only evidence as to who are shareholders entitled to examine such list or to vote in person or by proxy at such meeting.

2.11. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a) In addition to any other requirements under the By-laws, the Certificate of Incorporation, or applicable laws, only matters properly brought before any annual or special meeting of shareholders of the corporation in compliance with the procedures set forth in this Section 2.11 shall be considered at such meeting.

(b) For any matter to be properly brought before any meeting of shareholders, the matter must be specified in the notice of meeting given by the corporation.

(c) A shareholder desiring to bring a proposal before an annual meeting of shareholders (other than to nominate a director of the corporation) shall deliver to the Secretary the following: (i) a request for inclusion of the proposal in the notice of meeting; (ii) the text of the proposal(s) the shareholder intends to present at the meeting and, at the option of the shareholder, a brief explanation of why the shareholder favors the proposal(s); (iii) the shareholder’s name and address; (iv) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by the shareholder; and (v) any material interest of the shareholder (other than as a shareholder) in the proposal.

(d) A shareholder desiring to nominate a person(s) for election as director of the corporation at an annual meeting shall deliver to the Secretary the following: (i) the name of the person(s) to be nominated; (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each nominee, as reported to the shareholder by the nominee(s); (iii) the information regarding each nominee required by paragraphs (a), (e), and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation); (iv) each nominee’s signed consent to serve as a director; (v) the proposing shareholder’s name and address; and (vi) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder. In addition, the proposing shareholder shall furnish the corporation with all other information the corporation may reasonably request to determine whether the nominee would be considered “independent” under the rules and standards applicable to the corporation.

(e) Any request to be delivered pursuant to Section 2.11(c) or Section 2.11(d) must be delivered to the corporation’s Secretary at the principal office of the corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within 30 days before or after the first anniversary date, the request shall be given in the manner provided herein by the later of the close of business on (i) the ninetieth day prior the annual meeting date or (ii) the tenth day following the date that the annual meeting date is first publicly disclosed.

Notwithstanding anything in this Section 2.11(e) to the contrary, if the number of directors to be elected is increased due to an increase in the number of directors fixed by the Board or a change in the Certificate of Incorporation and either all of the nominees or the size of the increased Board is not publicly disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a request to be delivered pursuant to Section 2.11(d) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly disclosed in a press release reported by PR Newswire, Globe Newswire, or any comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission.

(f) If a shareholder has submitted a request in compliance with Section 2.11(c), the corporation shall include the proposal contained in the request in the corporation’s notice of meeting sent to shareholders, unless the requested proposal is not a proper action for shareholders to take as determined by the Board after advice from counsel.

(g) In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of the postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 2.11.

(h) Section 2.11(c) shall not apply to shareholders’ proposals made pursuant to Rule 14a-8 under the Exchange Act.

2.12. Conduct of Shareholder Meetings. The Chairperson of the Board, or in the absence of the Chairperson, the Vice Chair of the Board, or in the absence of the Vice Chair, the corporate Secretary, shall preside at any meeting of shareholders and, in addition to making any other determinations appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed has been duly given in the manner provided in Section 2.11 and, if not so given, shall direct and declare at the meeting that such nominees or other matters are not properly before the meeting and shall not be considered. The Board may adopt by resolution the rules, regulations, and procedures for the conduct of shareholders’ meetings it shall deem appropriate.

SECTION 3

BOARD OF DIRECTORS

3.1. Number and Qualifications. The number of directors which shall constitute the whole Board shall not be less than five (5) nor more than fifteen (15) in number. Thereafter, within the foregoing limits, the Board of Directors shall determine the number of directors, and the shareholders at the annual meeting shall elect the number of directors as determined. Within the foregoing limits, the number of directors may be increased at any time or from time to time by the shareholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time, either by the shareholders or by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, or removal of one or more directors. No director shall be related by blood or marriage to any other director without the consent of two-thirds of the entire Board of Directors. For the purposes of this section, “related by blood or marriage” shall be defined to include all members of the immediate family and all in-laws, nieces, nephews, and first or second cousins of a director and or his or her spouse. A majority of the members of the Board of Directors shall be independent, as independence is defined in The Nasdaq Stock Market Listing Rules.

3.2. Stock Ownership. Each director shall own in good faith and hold in the director’s own name unpledged shares of the capital stock of BCB Bancorp, Inc., which shares shall comply with at least one of the following conditions:

(a) the aggregate par value of the shares is at least $500, or

(b) the shares have an aggregate book value of at least $500, or

(c) the shares have an aggregate fair market value of at least $500 as determined by the New Jersey Commissioner of Banking and Insurance (the “Commissioner”).

3.3. Tenure. The Board shall be classified as set forth in Article VIII of the Certificate of Incorporation.

3.4. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or done by the shareholders.

3.5. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the shareholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law, the Certificate of Incorporation, or these By-laws as to the number of directors required for a quorum or for any vote or other actions.

3.6. Committees. The Board of Directors may, by vote of a majority of the whole Board, (a) designate, change the membership of, or terminate the existence of any committee or committees, each committee to consist of one or more of the directors, except that the Board must so designate, at minimum, Audit, Compliance, Compensation, and Nominating and Corporate Governance committees ; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, the Certificate of Incorporation, or these By-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and their alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of New Jersey and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of shareholders.

3.8. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of New Jersey designated in the notice of the meeting when called by the Chairperson of the Board, if any; the President; or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairperson of the Board, if any; the President; or any one of the directors calling the meeting.

3.9. Notice. It shall be reasonable and sufficient notice to a director to send notice by electronic mail at least twenty-four hours before the meeting addressed to the director at their electronic mail address, to give notice in person, by telephone, or by text twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.10. Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation, or these By-laws, at any meeting of the directors, a majority of the directors then in office shall constitute a quorum. A quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.11. Action by Vote. Except as may be otherwise provided by law, the Certificate of Incorporation, or these By-laws, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board of Directors.

3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

3.13. Participation in Meetings by Conference Telephone. Where appropriate communication facilities are reasonably available, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

3.14. Compensation. In the discretion of the Board of Directors, each director may be paid such fees for their services as director and be reimbursed for reasonable expenses incurred in the performance of their duties as director as the Board of Directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

3.15. Interested Directors and Officers.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because their votes are counted for such purpose, if any one of the following is true:

(1) The material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.16. Chairperson of the Board. In addition to the powers set forth elsewhere in these By-laws, including Section 2.12, the Chairperson of the Board shall be elected annually by the Board at its first meeting following the annual meeting of shareholders. The Chairperson shall be chosen from among the directors and shall preside at all meetings of the Board. The Chairperson shall have the responsibilities, authority, and duties provided by the other provisions of these By-laws and shall have such other powers and perform such other duties as may, from time to time, be assigned by the Board, or may devolve upon them by statute or governmental regulation.

SECTION 4

OFFICERS AND AGENTS

4.1. Enumeration; Qualification. The officers of the corporation shall be a President, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Secretary, and such other officers, if any, as the Board of Directors from time may in its discretion elects or appoints, including without limitation a Chief Operating Officer, one or more Vice Presidents, and a controller. The corporation may also have such agents, if any, as the Board of Directors from time may in its discretion choose. Any officer may be, but none need be, a director of shareholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of their duties to the corporation by giving bond in such amount and with sureties, or otherwise as the Board of Directors may determine.

4.2. Powers. Subject to law, the Certificate of Incorporation, and the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office, and such additional duties and powers as the Board of Directors may from time to time designate.

4.3. Election. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the shareholders, or at any other time. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agent.

4.4. Tenure. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders and until a respective successor is chosen and qualified, unless a shorter period shall have been specified by the terms of their election or appointment, or in each case until they sooner die, resign, are removed, or become disqualified. Each agent shall retain their authority at the pleasure of the directors, the officer by whom such agent was appointed, or the officer who then holds agent appointive power.

4.5. President, Chief Executive Officer, and Vice President. Unless the Board of Directors otherwise specifies, in the absence of the Chairperson of the Board, the Chief Executive Officer shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the Board of Directors.

Unless the Board of Directors otherwise specifies, the President shall be the Chief Executive Officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

Any vice presidents shall have such duties and powers as shall be set forth in these By-laws, or as shall be designated from time to time by the Board of Directors or by the President.

4.6. Treasurer, Chief Financial Officer, and Assistant Treasurers. The Treasurer shall be the Chief Financial Officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by the President. If no controller is elected, the Treasurer shall also have the duties and powers of the controller.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President, or the Treasurer.

4.7. Controller and Assistant Controllers. If a controller is elected, they shall be the Chief Accounting Officer of the corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. The controller shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President, or the Treasurer.

Any assistant controller shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President, the Treasurer, or the controller.

4.8. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the shareholders, of the Board of Directors, and of committees of the Board of Directors in a book or series of books to be kept therefor, and shall file therein all actions by written consent of shareholders or directors. In the absence of the Secretary from any meeting, an assistant secretary, or if there be none or in the case of their absence, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the number of shares registered in the name of each shareholder. The Secretary shall have such other duties and powers as may from time to time be designated by the Board of Directors or the President.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President, or the Secretary.

4.9. Chief Operating Officer. The Chief Operating Officer shall have such duties and powers as are commonly incident to the office and such additional duties and powers as the Board of Directors may from time to time designate.

SECTION 5

RESIGNATIONS AND REMOVALS

5.1. Any director or officer may resign at any time by delivering their resignation in writing to the Chairperson of the Board, if any; the President, the Secretary; or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board) may be removed from office with cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following resignation or removal, or any right to damages on account of such removal, whether their compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6

VACANCIES

6.1. If the office of the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, or Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the President, the Treasurer, and the Secretary, until a successor is chosen and qualified or in each case until they sooner die, resign, are removed, or become disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these By-laws.

SECTION 7

CAPITAL STOCK

7.1. Stock Certificates. Shares of capital stock may be either certificated or uncertificated shares that may be evidenced by a book entry system maintained by the transfer agent or registrar of such stock, or a combination of both. In the event that shares are certificated, such certificate shall state the number, the class, and the designation of the series, if any, of the shares held by the stockholder, in such form as shall, in conformity to law, the Certificate of Incorporation, and the By-laws be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the Chairperson or Vice Chair of the Board, if any, or the President or a vice president, and may be countersigned by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. 1n case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if they were such officer, transfer agent, or registrar at the time of its issue.

7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof; upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the Board of Directors may prescribe.

SECTION 8

TRANSFER OF SHARES OF STOCK

8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate or on the transfer books of the corporation’s transfer agent, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the corporation may reasonably require; or if such shares are uncertificated by book entry by the transfer agent, or any other means which are the usual and customary means of evidencing the transfer of the shares by the transfer agent. Except as may be otherwise required by law, the Certificate of Incorporation, or these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been properly transferred on the books of the corporation.

8.2. Record Date and Closing Transfer Books. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof; or to express consent to corporate action in writing without a meeting; or to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights in respect of any change, conversion, or exchange of stock of for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day or which the first written consent is expressed.

(c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9

CORPORATE SEAL

9.1. Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the words “New Jersey” and the name of the corporation cut or engraved thereon, together with such other words, dates, or images as may be approved from. time to time by the directors.

SECTION 10

EXECUTION OF PAPERS

10.1. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, or other obligations made, accepted, or endorsed by the corporation shall be signed by the Chairperson of the Board, if any; the President; a vice president; or the Treasurer.

SECTION 11

FISCAL YEAR

11.1. The fiscal year of the corporation shall be determined from time to time by the Board of Directors.

SECTION 12

INDEMNIFICATION

12.1. Indemnification of Directors and Officers. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors, and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, or investigative; whether involving any actual or alleged breach of duty, neglect, error, accountability, or actual or alleged misstatement, misleading statement, or other act or omission; and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise in which any director or officer of the corporation is serving or has served in any capacity at the request of the corporation by reason of the fact that such director or officer, their testator, or intestate is or was a director or officer of the corporation, or is serving or has served such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity against judgments, fines, amounts paid in settlement and costs, charges, and expenses, including attorneys’ fees, incurred therein or in any appeal thereof.

12.2. Indemnification of Others. The corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New Jersey Business Corporation Act or otherwise.

12.3. Advances or Reimbursement of Expenses. The corporation shall, from time to time, reimburse or advance to any person referred to in Section 12.1 the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action, suit, or proceeding referred to in Section 12.1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that their acts or omissions (i) constitute a breach of their duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in their receipt an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

12.4. Service of Certain Entities Deemed Requested. Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation.

12.5. Interpretation. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expense) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit, or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

12.6. Indemnification Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, (iii) shall continue to exist after any elimination of or amendment to this Article 12 hereof with respect to events occurring prior thereto, and (iv) and shall not be deemed exclusive of any other rights to which any person claiming indemnification hereunder may be entitled.

12.7. Indemnification Claims. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

12.8. To the extent any provision set forth in this Section 12 conflicts with the indemnification and other provisions set forth in Article VII of the corporation’s Certificate of Incorporation, the provisions in such Article VII shall control.

SECTION 13

AMENDMENTS

13.1. Except as may otherwise be required by law or by the Certificate of Incorporation, these By-laws may be adopted, amended, or repealed, in whole or in part, by vote of a majority of the directors then in office or by vote of a majority of the stock outstanding and entitled to vote. Any By-law, whether adopted, amended, or repealed by the shareholders or directors, may be amended or reinstated by the shareholders or the directors. Any proposal to adopt, amend, or repeal the By-laws, in whole or in part, shall be stated in the notice of the meeting of the Board or of the shareholders, as the case may be, unless, in the case of amendment by the Board, all of the directors then in office are present at such meeting.